Exhibit 99.1

NEWS RELEASE

For Release:  Immediately

Contact:   Glenn Landau, Chief Financial Officer (706) 624-2025

MOHAWK INDUSTRIES REPORTS Q1 RESULTS

 Calhoun, Georgia, April 25, 2019 - Mohawk Industries, Inc. (NYSE: MHK) today announced 2019 first quarter net earnings of $122 million and diluted earnings per share (EPS) of $1.67. Adjusted net earnings were $154 million, and EPS was $2.13, excluding restructuring, acquisition and other charges. Net sales for the first quarter of 2019 were $2.44 billion, up 1% in the quarter and 6% on a constant currency and days basis. For the first quarter of 2018, net sales were $2.41 billion, net earnings were $209 million and EPS was $2.78, adjusted net earnings were $225 million, and EPS was $3.01, excluding restructuring, acquisition and other charges.
Commenting on Mohawk Industries’ first quarter performance, Jeffrey S. Lorberbaum, Chairman and CEO, stated, “In the first quarter, we delivered results in-line with the high end of our expectations despite economies weakening in most regions and a stronger U.S. dollar, reducing our translated results. While U.S. housing markets began softer and higher inputs increased costs, both are showing signs of improvement as we enter the second quarter. Around the world, uneven demand impacted volume, increasing pressure on both price and mix. We reduced our production rates to balance our inventories with our customers’ demand and manage our working capital. Results from our recent acquisitions in Australia, New Zealand and Brazil are on track, and we remain optimistic about our ability to improve their market positions and costs.”
“Each of our businesses is taking specific actions to adapt to the present environment. We are introducing new products to differentiate our offering and enhance our margins, and we raised prices to offset higher energy and materials. We have replaced high-cost assets, consolidated inefficient operations, enhanced manufacturing processes and reduced our overhead expenses.”
For the quarter, our Global Ceramic Segment sales increased 2.5% as reported and 7% on a constant currency and days basis. The segment’s operating margin was 9% as reported or 10% excluding other charges, declining year over year due to inflation, temporary shutdown costs and marketing investments partially offset by productivity. In the U.S., we implemented price increases across many categories to cover inflation and higher transportation costs. We are enhancing the value of our products with unique features such as slip resistance, greater durability and bacteria-resistant technologies. We are testing a fast installation technology and pioneering a new porcelain roofing system. The start-up of our new quartz countertop plant is on schedule and will complement our sourced stone and quartz program. To reduce operational expenses, we have enhanced body formulations, improved manufacturing efficiencies, maintenance costs and freight strategies as well as lowering administrative and selling expenses. In Mexico, we are growing by broadening our customer base, expanding our porcelain offering and supporting stores that exclusively sell our brand. We implemented price increases to recover higher natural gas, electricity and transportation costs. In Brazil, we have also recently implemented price increases to offset the dramatically higher cost of natural gas, which the government regulates. We are upgrading our mix with high-end porcelain and restarting an idled production line. As weakening markets increased pressure in Europe, our sales were driven by commercial, outdoor and porcelain slab products as well as higher styled mid-price offerings. We are realigning the production of our products in our European plants and reducing staffing to improve our costs, distribution and service. In Russia, our sales grew significantly, our product mix improved, and we are increasing prices to recover inflation. During the period, we completed our porcelain floor and wall tile expansion to support further growth, and we have begun construction for additional slab production and the manufacturing of premium sanitary ware to expand our offering.
During the quarter, our Flooring North America Segment’s sales decreased 3% as reported and 1.4% on a constant days basis. The segment’s operating margin was 0.1% as reported and 3.4% on an adjusted basis. As expected, operating income for the segment declined due to lower volume, inventory reductions, high material costs and LVT manufacturing variances. The segment’s business improved as we moved into the second quarter, supported by higher retail activity and an improving housing environment. Our new ColorMax technology that blends earth tones was voted the best carpet innovation at the national trade show. The carpet price increases we have implemented are being partially offset by declining product mix. Our commercial business improved during the quarter due to new product launches and channel segmentation. Our recent investments in advanced laminate manufacturing technology are allowing us to expand our market and upgrade our mix. Our LVT continues to grow substantially, and we have a complete offering with different features under our key brands. We have replaced high-cost assets and are consolidating five operations and two warehouses, which will reduce our overhead and cost structure. We are enhancing planning strategies, increasing production output and reducing process variations to facilitate this realignment.
For the quarter, our Flooring Rest of the World Segment’s sales increased 6% as reported and 16% on a constant currency and days basis. The segment’s operating margin was 14.5% as reported and 15.3% on an adjusted basis, due to volume growth and lower inflation partially offset by price and mix and productivity. The economies in Europe have been slowing, putting pressure on both our revenues and margins. We have been increasing prices on selected products to offset continued inflation and currency changes. The segment was impacted by start-up costs and under-absorption as our new LVT, sheet vinyl, laminate and carpet tile operations ramp up. In laminate, we outperformed the European market with our unique technologies that make our products the preferred alternative to wood. We have specialized our European laminate plants, so they produce either luxury or volume products to improve our efficiencies and costs. Our LVT manufacturing has substantially improved, and we are introducing more rigid LVT collections across our brands. We are making equipment modifications to relieve process restrictions as throughput has improved. Our new Russian sheet vinyl plant is operating ahead of our plan in both volume and yields. Our insulation results improved as last year’s material shortages have been resolved and costs declined. Our new carpet tile plant in Belgium is operating well as we continue to build our specified and transactional sales. The Australian and New Zealand markets are under pressure as the economy and housing sales slow. We are raising prices to offset increased costs primarily from a weaker local currency, closing high cost extrusion assets and supplying yarn from our U.S. operations and other sources. We are introducing new carpet products with enhanced styling and performance and broadening our hard surface collections to expand our share of the flooring market.
All of our businesses are taking actions to enhance our results with the major focus on improving LVT manufacturing, U.S. carpet performance, managing ceramic headwinds and increasing utilization of our new investments. In the U.S., flooring sales started out weaker and have recently begun to improve. Outside the U.S., most markets have softened, and we are adjusting as required. Across the business, we are enhancing our offerings, reducing our costs and ramping up new plants to expand our portfolio. We continue to realize price increases to offset inflation and restore our margins. Our LVT sales are expanding significantly, and we are making equipment modifications to increase our volume and productivity this year. We are restructuring our U.S. carpet and laminate assets and realigning our European ceramic operations to improve our costs and results. Our acquisitions are positively impacting our results as we integrate them into the business. Taking all of this into account, our EPS guidance for the second quarter is $2.81 to $2.91, excluding any one-time charges.
We are investing in new products and geographies to drive growth and strengthening our organization to improve our execution. We are taking the necessary steps to adapt to present conditions and deliver greater profitability for the long term.

ABOUT MOHAWK INDUSTRIES
 Mohawk Industries is the leading global flooring manufacturer that creates products to enhance residential and commercial spaces around the world. Mohawk’s vertically integrated manufacturing and distribution processes provide competitive advantages in the production of carpet, rugs, ceramic tile, laminate, wood, stone and vinyl flooring. Our industry leading innovation has yielded products and technologies that differentiate our brands in the marketplace and satisfy all remodeling and new construction requirements. Our brands are among the most recognized in the industry and include American Olean, Daltile, Durkan, Eliane, Feltex, Godfrey Hirst, IVC, Karastan, Marazzi, Mohawk, Mohawk Group, Pergo, Quick-Step and Unilin. During the past decade, Mohawk has transformed its business from an American carpet manufacturer into the world’s largest flooring company with operations in Australia, Brazil, Canada, Europe, India, Malaysia, Mexico, New Zealand, Russia and the United States.
Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation and deflation in raw material prices and other input costs; inflation and deflation in consumer markets; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; taxes and tax reform, product and other claims; litigation; and other risks identified in Mohawk’s SEC reports and public announcements.

Conference call Friday, April 26, 2019, at 11:00 AM Eastern Time
The telephone number is 1-800-603-9255 for US/Canada and 1-706-634-2294 for International/Local. Conference ID # 4699130. A replay will be available until May 26, 2019, by dialing 1-855-859-2056 for US/local calls and 1-404-537-3406 for International/Local calls and entering Conference ID # 4699130.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
(Unaudited)
Condensed Consolidated Statement of Operations Data	Three Months Ended
(Amounts in thousands, except per share data)	March 30, 2019	March 31, 2018

Net sales	$2,442,490	2,412,202
Cost of sales	1,817,563	1,707,510
Gross profit	624,927	704,692
Selling, general and administrative expenses	459,597	436,293
Operating income	165,330	268,399
Interest expense	10,473	7,528
Other expense, net	(3,736)	3,998
Earnings before income taxes	158,593	256,873
Income tax expense	37,018	47,632
Net earnings including noncontrolling interest	121,575	209,241
Net income attributable to noncontrolling interest	(10)	475
Net earnings attributable to Mohawk Industries, Inc.	$121,585	208,766

Basic earnings per share attributable to Mohawk Industries, Inc.
Basic earnings per share attributable to Mohawk Industries, Inc.	$1.68	2.80
Weighted-average common shares outstanding - basic	72,342	74,453

Diluted earnings per share attributable to Mohawk Industries, Inc.
Diluted earnings per share attributable to Mohawk Industries, Inc.	$1.67	2.78
Weighted-average common shares outstanding - diluted	72,646	74,929

Other Financial Information
(Amounts in thousands)
Depreciation and amortization	$137,291	122,654
Capital expenditures	$136,948	250,936

Condensed Consolidated Balance Sheet Data
(Amounts in thousands)
	March 30, 2019	March 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$105,668	114,843
Receivables, net	1,743,581	1,689,912
Inventories	2,338,125	2,044,962
Prepaid expenses and other current assets	501,591	447,322
Total current assets	4,688,965	4,297,039
Property, plant and equipment, net	4,674,435	4,460,793
Right of use operating lease assets	320,800	—
Goodwill	2,548,997	2,512,615
Intangible assets, net	950,564	899,989
Deferred income taxes and other non-current assets	421,314	389,936
Total assets	$13,605,075	12,560,372
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt and commercial paper	$1,763,332	1,331,917
Accounts payable and accrued expenses	1,571,273	1,463,993
Current operating lease liabilities	99,642	—
Total current liabilities	3,434,247	2,795,910
Long-term debt, less current portion	1,497,975	1,585,651
Non-current operating lease liabilities	227,595	—
Deferred income taxes and other long-term liabilities	868,213	801,878
Total liabilities	6,028,030	5,183,439
Redeemable noncontrolling interest	—	30,924
Total stockholders' equity	7,577,045	7,346,009
Total liabilities and stockholders' equity	$13,605,075	12,560,372

Segment Information	As of or for the Three Months Ended
(Amounts in thousands)	March 30, 2019	March 31, 2018

Net sales:
Global Ceramic	$898,352	876,548
Flooring NA	921,980	950,358
Flooring ROW	622,158	585,296
Intersegment sales	—	—
Consolidated net sales	$2,442,490	2,412,202

Operating income (loss):
Global Ceramic	$84,335	113,417
Flooring NA	649	74,748
Flooring ROW	90,431	89,060
Corporate and intersegment eliminations	(10,085)	(8,826)
Consolidated operating income	$165,330	268,399

Assets:
Global Ceramic	$5,503,807	5,029,225
Flooring NA	4,020,336	3,847,555
Flooring ROW	3,799,591	3,410,958
Corporate and intersegment eliminations	281,341	272,634
Consolidated assets	$13,605,075	12,560,372

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.
(Amounts in thousands, except per share data)
	Three Months Ended
	March 30, 2019	March 31, 2018
Net earnings attributable to Mohawk Industries, Inc.	$121,585	208,766
Adjusting items:
Restructuring, acquisition and integration-related and other costs	39,495	22,104
Acquisitions purchase accounting, including inventory step-up	2,552	1,354
Release of indemnification asset	—	1,749
Income taxes - reversal of uncertain tax position	—	(1,749)
Income taxes	(9,152)	(6,940)
Adjusted net earnings attributable to Mohawk Industries, Inc.	$154,480	225,284

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$2.13	3.01
Weighted-average common shares outstanding - diluted	72,646	74,929

Reconciliation of Total Debt to Net Debt
(Amounts in thousands)
March 30, 2019
Current portion of long-term debt and commercial paper	$1,763,332
Long-term debt, less current portion	1,497,975
Less: Cash and cash equivalents	105,668
Net Debt	$3,155,639

Reconciliation of Operating Income to Adjusted EBITDA
(Amounts in thousands)					Trailing Twelve
	Three Months Ended				Months Ended
	June 30, 2018	September 29, 2018	December 31, 2018	March 30, 2019	March 30, 2019
Operating income	$326,307	287,244	213,376	165,330	992,257
Other (expense) income	(2,090)	(706)	(504)	3,736	436
Net (income) loss attributable to noncontrolling interest	(959)	(1,013)	(704)	10	(2,666)
Depreciation and amortization	127,048	132,972	139,092	137,291	536,403
EBITDA	450,306	418,497	351,260	306,367	1,526,430
Restructuring, acquisition and integration-related and other costs	16,042	19,890	20,412	39,495	95,839
Acquisitions purchase accounting, including inventory step-up	194	7,090	6,721	2,552	16,557
Release of indemnification asset	—	—	2,857	—	2,857
Adjusted EBITDA	$466,542	445,477	381,250	348,414	1,641,683

Net Debt to Adjusted EBITDA					1.9

Reconciliation of Net Sales to Net Sales on a Constant Exchange Rate and on Constant Shipping Days Excluding Acquisition Volume
(Amounts in thousands)
	Three Months Ended
	March 30, 2019	March 31, 2018
Net sales	$2,442,490	2,412,202
Adjustment to net sales on constant shipping days	35,681	—
Adjustment to net sales on a constant exchange rate	73,145	—
Net sales on a constant exchange rate and constant shipping days	2,551,316	2,412,202
Less: impact of acquisition volume	(119,891)	—
Net sales on a constant exchange rate and constant shipping days excluding acquisition volume	$2,431,425	2,412,202

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate and on Constant Shipping Days Excluding Acquisition Volume
(Amounts in thousands)
	Three Months Ended
Global Ceramic	March 30, 2019	March 31, 2018
Net sales	$898,352	876,548
Adjustment to net sales on constant shipping days	11,549	—
Adjustment to segment net sales on a constant exchange rate	26,880	—
Segment net sales on a constant exchange rate and constant shipping days	936,781	876,548
Less: impact of acquisition volume	(50,996)	—
Segment net sales on a constant exchange rate and constant shipping days excluding acquisition volume	$885,785	876,548

Reconciliation of Segment Net Sales to Segment Net Sales on Constant Shipping Days
(Amounts in thousands)
	Three Months Ended
Flooring NA	March 30, 2019	March 31, 2018
Net sales	$921,980	950,358
Adjustment to segment net sales on constant shipping days	14,635	—
Segment net sales on constant shipping days	$936,615	950,358

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate and on Constant Shipping Days Excluding Acquisition Volume
(Amounts in thousands)
	Three Months Ended
Flooring ROW	March 30, 2019	March 31, 2018
Net sales	$622,158	585,296
Adjustment to net sales on constant shipping days	9,497	—
Adjustment to segment net sales on a constant exchange rate	46,265	—
Segment net sales on a constant exchange rate and constant shipping days	677,920	585,296
Less: impact of acquisition volume	(68,895)	—
Segment net sales on a constant exchange rate and constant shipping days excluding acquisition volume	$609,025	585,296

Reconciliation of Gross Profit to Adjusted Gross Profit
(Amounts in thousands)
	Three Months Ended
	March 30, 2019	March 31, 2018
Gross Profit	$624,927	704,692
Adjustments to gross profit:
Restructuring, acquisition and integration-related and other costs	35,602	14,498
Acquisitions purchase accounting, including inventory step-up	2,552	1,354
Adjusted gross profit	$663,081	720,544

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
(Amounts in thousands)
	Three Months Ended
	March 30, 2019	March 31, 2018
Selling, general and administrative expenses	$459,597	436,293
Adjustments to selling, general and administrative expenses:
Restructuring, acquisition and integration-related and other costs	(3,101)	(7,606)
Adjusted selling, general and administrative expenses	$456,496	428,687

Reconciliation of Operating Income to Adjusted Operating Income
(Amounts in thousands)
	Three Months Ended
	March 30, 2019	March 31, 2018
Operating income	$165,330	268,399
Adjustments to operating income:
Restructuring, acquisition and integration-related and other costs	38,703	22,104
Acquisitions purchase accounting, including inventory step-up	2,552	1,354
Adjusted operating income	$206,585	291,857

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Global Ceramic	March 30, 2019	March 31, 2018
Operating income	$84,335	113,417
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	5,263	3,561
Acquisitions purchase accounting, including inventory step-up	204	—
Adjusted segment operating income	$89,802	116,978

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Flooring NA	March 30, 2019	March 31, 2018
Operating income	$649	74,748
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	30,599	16,204
Adjusted segment operating income	$31,248	90,952

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income and Adjusted Segment Operating Income on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Flooring ROW	March 30, 2019	March 31, 2018
Operating income	$90,431	89,060
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	2,561	2,094
Acquisitions purchase accounting, including inventory step-up	2,348	1,354
Adjusted segment operating income	95,340	92,508
Adjustment to operating income on a constant exchange rate	7,755	—
Adjusted segment operating income on a constant exchange rate	$103,095	92,508

Reconciliation of Earnings Including Noncontrolling Interests Before Income Taxes to Adjusted Earnings Including Noncontrolling Interests Before Income Taxes
(Amounts in thousands)
	Three Months Ended
	March 30, 2019	March 31, 2018
Earnings before income taxes	$158,593	256,873
Noncontrolling interests	10	(475)
Adjustments to earnings including noncontrolling interests before income taxes:
Restructuring, acquisition and integration-related and other costs	39,495	22,104
Acquisitions purchase accounting, including inventory step-up	2,552	1,354
Release of indemnification asset	—	1,749
Adjusted earnings including noncontrolling interests before income taxes	$200,650	281,605

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
(Amounts in thousands)
	Three Months Ended
	March 30, 2019	March 31, 2018
Income tax expense	$37,018	47,632
Income taxes - reversal of uncertain tax position	—	1,749
Income tax effect of adjusting items	9,152	6,940
Adjusted income tax expense	$46,170	56,321

Adjusted income tax rate	23.0%	20.0%

The Company supplements its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, with certain non-GAAP financial measures. As required by the Securities and Exchange Commission rules, the tables above present a reconciliation of the Company’s non-GAAP financial measures to the most directly comparable US GAAP measure. Each of the non-GAAP measures set forth above should be considered in addition to the comparable US GAAP measure, and may not be comparable to similarly titled measures reported by other companies.  The Company believes these non-GAAP measures, when reconciled to the corresponding US GAAP measure, help its investors as follows: Non-GAAP revenue measures that assist in identifying growth trends and in comparisons of revenue with prior and future periods and non-GAAP profitability measures that assist in understanding the long-term profitability trends of the Company's business and in comparisons of its profits with prior and future periods.
The Company excludes certain items from its non-GAAP revenue measures because these items can vary dramatically between periods and can obscure underlying business trends. Items excluded from the Company’s non-GAAP revenue measures include: foreign currency transactions and translation and the impact of acquisitions.
The Company excludes certain items from its non-GAAP profitability measures because these items may not be indicative of, or are unrelated to, the Company’s core operating performance. Items excluded from the Company’s non-GAAP profitability measures include: restructuring, acquisition and integration-related and other costs, acquisition purchase accounting, including inventory step-up, release of indemnification assets and the reversal of uncertain tax positions.